EXHIBIT 99.1


Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 231-0351



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                        FOR AUGUST OF 1.5 CENTS PER UNIT


                                -----------------


     ROCKVILLE, MD, August 20, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for August 2003 in the amount of 1.5 cents per unit regular cash flow. Holders of record on August 31, 2003 will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.


     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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